                            Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Starwood Financial Trust (the "Trust") of the following; (i) our report appearing on page 21 of the Trust's Annual Report on Form 10-K as of and for the year ended December 31, 1997 and (ii) our reports on the financial statements of the Starwood Mezzanine Loan Investment Operations and SOF IV Loan Investment Operations and the Schedule of Operating Revenue and Certain Expenses of the RLH Portfolio which appear on page 18-26, 28-38, and 40-43, respectively, of Starwood Financial Trust's report on Form 8-K dated April 2, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                                           Date of Report
                                                           --------------

Starwood Financial Trust...................................March 20, 1998
Starwood Mezzanine Loan Investment Operations..............March 20, 1998
SOF IV Loan Investment Operations..........................March 20, 1998
RLH Portfolio...........................................November 14, 1997


PRICE WATERHOUSE LLP
New York, New York
May 12, 1998